UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 30, 2025

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 7, 2024, Robert Mattacchione resigned as Chief Executive Officer of Novo Integrated Sciences, Inc. (the “Company”), effective 90 days following the notification date (i.e. effective February 5, 2025). Also as previously disclosed, the effective date of Mr. Mattacchione’s resignation was subsequently extended to February 20, 2025, again to no later than March 7, 2025, again to no later than March 31, 2025, and again to no later than April 30, 2025.

Thereafter, on April 30, 2025, the Company and Mr. Mattacchione agreed to extend the effective date of Mr. Mattacchione’s resignation to no later than May 31, 2025, in order to provide the Company the necessary time to complete an efficient transition of the Chief Executive Officer position.

Following Mr. Mattacchione’s departure as Chief Executive Officer, Mr. Mattacchione intends to continue to serve as (i) the Company’s Chairman of the Board of Directors (the “Board”), and (ii) Chairman of Novo Healthnet Limited, a wholly owned subsidiary of the Company. Mr. Mattacchione’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on April 30, 2025, Michael Pope resigned as a member of the Board, effective May 1, 2025. Mr. Pope’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: May 6, 2025	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer